Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Quarterly Report of InnSuites Hospitality Trust (the “Trust”) on Form 10-Q for the quarter ended April 30, 2007, as filed with the Securities and Exchange Commission (the “SEC”) on or about the date hereof (the “Report”), each of the undersigned officers of the Trust certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Dated:	June 14, 2007	/s/ James F. Wirth
James F. Wirth
Chairman, President and Chief Executive Officer

/s/ Anthony B. Waters
Anthony B. Waters
Chief Financial Officer

A signed original of this written statement has been provided to the Trust and will be retained by the Trust and furnished to the SEC or its staff upon request.